Exhibit (h)(e)(1)
ADDENDUM A
(to Administration and Support Services Agreement by and among Pacific Select Fund, Pacific Life Fund Advisors LLC and
Pacific Life Insurance Company effective May 1, 2007.)
ACCOUNTING AND TAX SERVICES
          The following shall constitute a schedule of accounting and tax services that may be provided by Pacific Life and/ or PLFA personnel under this Agreement:
Draft, prepare, review, edit, file, as applicable, and attention to:
•	Regulatory filing support, which includes preparation, review, approval, filing and web posting (as needed) of all quarterly reports (Form N-Q), and semi-annual and annual reports (Forms N-SAR and N-CSR), monthly reports (N-MFP), and annual 24f-2 notices and such other reports and/or as may be required under the law;

•	Board and Audit Committee support;

•	Fund performance preparation and support;

•	Monthly securities library updates and monthly web postings;

•	Independent and Internal Auditors (as needed) support;

•	Fund expenses processing and review;

•	Registration statement support — including Summary and Statutory Prospectus and Statement of Additional Information (Forms N-1A and N-14) and all amendments/supplements thereto and support on any other federal or state regulatory filings;

•	Written procedures and control support required by the Sarbanes-Oxley Act of 2002, the SEC’s rules thereunder, and the 38a-1 Program;

•	Surveys and questionnaires on behalf of the Fund;

•	Tax-related support for the Fund, which includes preparation and/or review, and approval of tax returns prepared by Corporate Tax and/or another tax preparer approved by the Fund for the Fund and preparation and/or review, and approval of monthly distribution, annual spillback and excise tax distributions, etc.;

•	Accounting and tax support for adding, merging, or liquidating portfolios to the Fund;

•	Miscellaneous tax and accounting support (e.g. risk reports review, tax and accounting research relating to the Fund, reconciliations, etc.);

•	Maintenance of books and records required by the 1940 Act in connection with accounting and tax services provided to the Fund;

Page 2 of 2 — Addendum A to Administration and Support Services Agreement
•	Fund Chief Compliance Officer and related support;

•	Regulatory examination related work and support;

•	Support to PLFA Accounting, Valuation, or Risk Oversight Committees on behalf of the Fund; and

•	Transfer Agency oversight.
     Effective: Mach 23, 2011

ADDENDUM B
LEGAL AND COMPLIANCE SERVICES
          The following shall constitute a schedule of legal and compliance services that may be provided by Pacific Life and/or PLFA personnel under this Agreement:
Draft, prepare, review, edit, and file, as applicable and attention to:
•	Fund’s registration statement;

•	Proxy/information statements;

•	Combined proxy/registration statements on Form N-14;

•	Fund’s quarterly, semi-annual and annual financial reports and filings;

•	N-SAR, N-CSR, N-PX, N-Q, and N-MFP, and other SEC, or other federal or state filings as may be required;

•	Monthly holdings related support;

•	Amendments or supplements to any of the foregoing;

•	Recommendations and reports to Fund Board (including general board materials) on matters not involving investment advice;

•	General administrative support of the Fund, including (but not limited to) support to the Fund Board and Board Committees, meeting attendance, responding to surveys and questionnaires on behalf of the Fund, Fund website maintenance and maintenance of Fund books and records;

•	New or revised Fund policies and/or procedures;

•	Documents, filings and correspondence relating to maintenance of the Fund’s legal existence;

•	Tax and accounting related items;

•	Shareholder correspondence;

•	Securities law changes that may affect the Fund;

•	Insurance laws and regulations that may affect the Fund;

•	Providing counsel with respect to legal/compliance issues relating to the Fund raised by the Fund’s trustees and/or officers or by Pacific Life’s or PLFA’s regulatory compliance support staff;

Page 2 of 2 — Addendum B to Administration and Support Services Agreement
•	Implementation and on-going compliance and operations of portfolios;

•	Implementation and on-going compliance and oversight of the Fund programs, such as securities lending and such other programs or services as the Fund may adopt/implement from time to time;

•	Verification of information provided by, coordination with, and review, oversight, evaluation, and analysis of all Fund service providers;

•	Examinations by regulatory agencies;

•	Support to PLFA Accounting, Valuation and Risk Oversight Committees on behalf of the Fund;

•	Support of Fund Chief Compliance Officer and 38-1 related items; and

•	Litigation related support.
     Effective March 23, 2011